UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

Corcept Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

000-50679
(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

149 Commonwealth Drive
Menlo Park, CA  94025
(Address of principal executive offices, with zip code)

(650) 327-3270
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 19, 2011, we held our annual meeting of stockholders to consider and vote on proposals: 1) to elect directors to hold office until our annual meeting of stockholders in 2012, 2) to approve, by non-binding advisory vote, the compensation of our named executive officers, 3) to recommend, by non-binding advisory vote, the frequency of the advisory vote on the compensation of our named executive officers and 4) to ratify the appointment of Ernst & Young, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The total number of shares voted at the annual meeting was 76,367,236. The voting on the four matters is set forth below:

Proposal 1 – Election of Directors - The following directors were elected to serve until the 2012 annual meeting of stockholders and until their successors are elected and qualified.

Director:	For	Withheld	Broker Non-Votes
G. Leonard Baker, Jr.	62,554,986	55,440	13,756,810
Joseph K. Belanoff, M.D.	62,558,271	52,155	13,756,810
Joseph C. Cook, Jr.	61,512,735	1,097,691	13,756,810
Patrick G. Enright	62,546,406	64,020	13,756,810
David L. Mahoney	62,560,106	50,320	13,756,810
Joseph L. Turner	62,541,416	69,010	13,756,810
James N. Wilson	56,743,916	5,866,510	13,756,810

Proposal 2 – To approve, by non-binding advisory vote, the compensation of our named executive officers.

For	60,785,724
Against	1,755,462
Abstain	69,240
Broker Non-Votes	13,756,810

Proposal 3 – To recommend, by non-binding advisory vote, the frequency of the advisory vote on the compensation of our named executive officers.

3 Years	52,041,781
2 years	2,528,380
1 Year	7,578,010
Abstain	462,255
Broker Non-Votes	13,756,810

Based on the recommendation of our Board of Directors in the proxy statement for the annual meeting and the voting results with respect to the non-binding advisory vote to determine the frequency of advisory votes on the compensation of our named executive officers, our Board of Directors determined that the Company will hold an advisory vote on compensation of our named executive officers every three years until the next frequency advisory vote.

Proposal 4 – To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	76,185,962
Against	162,009
Abstain	19,265
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: May 25, 2011	By: /s/ Caroline M. Loewy
Caroline M. Loewy
Chief Financial Officer